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                                  Exhibit 23.2

                                                              Grant Thornton LLP
                                          Accountants and Management Consultants
                            The U.S. Member Firm of Grant Thornton International

Consent of Independent Certified Public Accountants

We have issued our reports dated February 6, 1998, accompanying the consolidated financial statements and schedules included in the Annual Report of QuesTech, Inc., and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of QuesTech, Inc. and Subsidiaries on Form S-8 (to be filed April 6, 1998).

                                        /s/ Grant Thornton LLP

Vienna, Virginia
April 2, 1998